Exhibit 99.1

NEWS RELEASE

Contact:	Stacy Feit
Investor Relations
Tel: 213-486-6549
Email: investor_relations@mflex.com

MFLEX REPORTS FISCAL 2014 THIRD QUARTER FINANCIAL RESULTS

Restructuring Plan Substantially Complete, $50 Million Annual Cost Savings

Expected;

Anticipate Sequential Revenue Growth in Fiscal Fourth Quarter

Irvine, CA, August 7, 2014 – Multi-Fineline Electronix, Inc. (NASDAQ: MFLX), a leading global provider of high-quality, technologically advanced flexible printed circuits and assemblies, today reported financial results for its fiscal third quarter ended June 30, 2014. Net sales in the third quarter of fiscal 2014 were $130.8 million, down 4 percent from net sales of $136.1 million in the same quarter last year, primarily due to lower net sales to two key customers, partially offset by a significant increase in sales to the Company’s newer customers. Net sales to the newer customers in the quarter increased $43.1 million year-over-year to approximately $63.2 million. These newer customers represented approximately 48 percent of total net sales, with one of these customers accounting for approximately 23 percent of net sales, supporting a more diversified customer base. The Company’s largest customer accounted for 43 percent of net sales during the third quarter of fiscal 2014, compared to 59 percent during the third quarter of the prior fiscal year.

Gross margin during the third quarter of fiscal 2014 was (5.5) percent, compared to (3.1) percent for the same period in the prior year. The decline was primarily driven by additional cost incurred and lower efficiencies as production lines were moved and consolidated into fewer facilities during the quarter.

The restructuring plan designed to return MFLEX to profitability was substantially completed during the third quarter of fiscal 2014. In connection with these actions, the Company recorded $8.4 million of pre-tax impairment and restructuring charges during the fiscal third quarter primarily for asset write-downs and one-time termination benefits. The cash component of these charges was $1.5 million.

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Net loss for the third quarter of fiscal 2014 was $28.8 million, or $1.19 per share, compared to a net loss of $31.5 million, or $1.32 per share, for the same period in the prior year. Fiscal 2013 third quarter results included a $7.5 million goodwill impairment charge, a $3.1 million charge to reflect a valuation allowance to reduce the value of certain deferred tax assets and $9.6 million in additional non-cash stock-based compensation expense due to the change in control that was triggered by the acquisition of the Company’s majority shareholder, WBL Corporation Limited.

Non-GAAP net loss excluding the impact of stock-based compensation expense and impairment and restructuring related charges for the third fiscal quarter of 2014 was $20.7 million, or $0.86 per share, compared to a non-GAAP net loss of $18.5 million, or $0.77 per share, in the same period a year ago. A reconciliation of GAAP net loss and net loss per share to non-GAAP net loss and net loss per share is provided in the table at the end of this press release.

Reza Meshgin, Chief Executive Officer of MFLEX, commented, “Our fiscal third quarter results were in-line with our guidance ranges. Our capacity consolidation and the balance of our restructuring activities were substantially complete at June 30th. Including some minor costs that will carry over into the fiscal fourth quarter, we expect our total impairment and restructuring charges including additional tax expense to be at or below the $40 to $60 million range initially provided. We continue to expect annual cost savings of approximately $50 million. Our strong balance sheet has supported us through the restructuring and provides significant financial flexibility as we execute our strategy to return the Company to profitable growth.”

Outlook

For the fourth quarter of fiscal 2014, the Company expects net sales to be between $150 and $180 million. Gross margin is expected to range between 4 and 7 percent.

Commenting on the Company’s business outlook, Mr. Meshgin noted, “Based on the breadth of new programs expected to ramp across our customer base, we expect an increase in net sales during the fiscal fourth quarter. At the mid-point of our guidance range, we expect to generate breakeven net income, excluding impairment and restructuring. With our improved cost structure in place, we should see a continued recovery in our profitability as we leverage anticipated stronger sales volume. Based on customer demand forecasts, we believe sequential net sales growth will continue into the December quarter.”

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Conference Call

MFLEX will host a conference call at 5:30 p.m. Eastern time (2:30 p.m. Pacific time) today to review its fiscal 2014 third quarter financial results. The dial-in number for the call in North America is 1-888-455-2260 and 1-719-325-2315 for international callers. The conference ID is 8885551. The call also will be webcast live on the Internet and can be accessed by logging onto www.mflex.com.

The webcast will be archived on the Company’s website for at least 60 days following the call. An audio replay of the conference call will be available for seven days beginning at 8:30 p.m. Eastern time (5:30 p.m. Pacific time) today. The audio replay dial-in number for North America is 1-888-203-1112 and 1-719-457-0820 for international callers. The replay passcode is 8885551.

About MFLEX

MFLEX (www.mflex.com) is a global provider of high-quality, technologically advanced flexible printed circuits and assemblies to the electronics industry. The Company is one of a limited number of manufacturers that provides a seamless, integrated end-to-end flexible printed circuit solution for customers, ranging from design and application engineering, prototyping and high-volume manufacturing to turnkey component assembly and testing. The Company targets its solutions within the electronics market and, in particular, focuses on applications where flexible printed circuits are the enabling technology in achieving a desired size, shape, weight or functionality of an electronic device. Current applications for the Company’s products include smartphones, tablets, computer/data storage, portable bar code scanners, personal computers, wearables and other consumer electronic devices. MFLEX’s common stock is quoted on the Nasdaq Global Select Market under the symbol MFLX.

Forward-Looking Statements

Certain statements in this news release are forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include, but are not limited to, statements and predictions regarding: net sales; net income and losses; profitability; gross margins; product mix; impairment and restructuring charges, including the cash component thereof and the effect of asset disposals; asset write-downs; manufacturing capacity, efficiencies and yields; cost reductions and our cost structure; tax and operating expenses; cash flow; overhead absorption; forecasts; sales growth and growth objectives; demand for our end customers’ programs; diversification of our customer base, including the effects on quarterly revenue swings; new customer opportunities and momentum with our newer customers; customer relationships; our competitive position; inventory levels; production build plans, including the ramping and timing of new

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programs; demand and program allocation from our customers; revenue capacity and profitability breakeven points; use of our credit lines; and balance sheet projections. Additional forward-looking statements include, but are not limited to, statements pertaining to other financial items, plans, strategies or objectives of management for future operations, the Company’s future operations and financial condition or prospects, and any other statement that is not historical fact, including any statement which is preceded by the words “forecast,” “guidance,” “should,” “preliminary,” “scheduled,” “assume,” “can,” “will,” “plan,” “could,” “expect,” “estimate,” “aim,” “intend,” “look,” “see,” “project,” “foresee,” “target,” “anticipate,” “may,” “believe,” or similar words. Actual events or results may differ materially from those stated or implied by the Company’s forward-looking statements as a result of a variety of factors including the effect of the economy and seasonality on the demand for electronic devices; our success with new and current customers, those customers’ success in the marketplace and usage of flex in their products; our market share in our customers’ programs; product mix; our ability to diversify and expand our customer base and markets; our effectiveness in managing manufacturing processes, inventory levels, costs, quality assurance and yields; the ramping and launch of new programs; currency fluctuations; pricing pressure; the outcome of our restructuring plans and activities; Company workforce issues; our ability to remain cost competitive; the degree to which we are able to utilize available manufacturing capacity, enter into new markets and execute our strategic plans; asset write-downs and impairment charges; utility, material and component shortages; the impact of natural disasters, competition and technological advances; the outcome of tax audits; labor issues in the jurisdictions in which we operate; and other risks detailed from time to time in our SEC reports, including our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2014 and to be filed for the quarter ended June 30, 2014. These forward-looking statements represent management’s judgment as of the date of this news release. The Company disclaims any intent or obligation to update these forward-looking statements.

(SUMMARY FINANCIAL INFORMATION FOLLOWS)

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Multi-Fineline Electronix, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2014	2013	2014	2013
Net sales	$130,804	$136,066	$460,269	$599,390
Cost of sales	138,023	140,312	477,964	594,466

Gross (loss) profit	(7,219)	(4,246)	(17,695)	4,924
Operating expenses:
Research and development	1,720	1,997	4,671	5,812
Sales and marketing	4,547	5,676	14,808	16,925
General and administrative	4,163	2,647	11,140	12,614
Stock-based compensation expense resulting from change in control	—	9,582	—	9,582
Impairment and restructuring	8,361	7,537	33,159	7,537

Total operating expenses	18,791	27,439	63,778	52,470
Operating loss	(26,010)	(31,685)	(81,473)	(47,546)
Other income and expense:
Interest income	170	248	625	404
Interest expense	(19)	(112)	(358)	(361)
Other income (expense), net	711	73	1,123	228

Loss before income taxes	(25,148)	(31,476)	(80,083)	(47,275)
(Provision for) benefit from income taxes	(3,612)	(53)	(10,372)	215

Net loss	$(28,760)	$(31,529)	$(90,455)	$(47,060)

Net loss per share:
Basic	$(1.19)	$(1.32)	$(3.75)	$(1.97)
Diluted	$(1.19)	$(1.32)	$(3.75)	$(1.97)
Shares used in computing net loss per share:
Basic	24,145	23,948	24,106	23,847
Diluted	24,145	23,948	24,106	23,847

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Multi-Fineline Electronix, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2014	September 30, 2013
Cash and cash equivalents	$117,440	$105,150
Accounts receivable, net	94,446	132,247
Inventories	43,430	86,853
Other current assets	20,549	17,265

Total current assets	275,865	341,515
Property, plant and equipment, net	183,717	244,056
Other assets	20,106	24,643

Total assets	$479,688	$610,214

Accounts payable	$99,609	$166,474
Line of credit	20,000	—
Other current liabilities	29,956	32,486

Total current liabilities	149,565	198,960
Other liabilities	25,165	19,063
Stockholders’ equity	304,958	392,191

Total liabilities and stockholders’ equity	$479,688	$610,214

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Multi-Fineline Electronix, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2014	2013	2014	2013
Cash flows from operating activities
Net loss	$(28,760)	$(31,529)	$(90,455)	$(47,060)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	12,756	14,869	39,264	44,027
Deferred taxes	3,267	(2,802)	8,130	(2,908)
Stock-based compensation expense	972	10,461	2,547	13,009
Excess tax benefit related to stock option exercises	(57)	—	(57)	(29)
Asset impairments	6,890	7,537	18,439	7,537
Loss (gain) on disposal of equipment	17	(1,537)	(1,566)	(1,661)
Changes in operating assets and liabilities	(19,787)	(3,576)	22,125	56,523

Net cash (used in) provided by operating activities	(24,702)	(6,577)	(1,573)	69,438
Cash flows from investing activities
Purchases of property and equipment	(3,590)	(9,153)	(14,000)	(35,945)
Proceeds from sale of equipment and assets held for sale	832	2,224	3,368	2,360
Change in restricted cash	(520)	—	(520)	—
Government grants received	—	—	4,151	—

Net cash used in investing activities	(3,278)	(6,929)	(7,001)	(33,585)
Cash flows from financing activities
Excess tax benefit related to stock option exercises	57	—	57	29
Tax withholdings for net share settlement of equity awards	(35)	(1,959)	(40)	(2,762)
Proceeds from exercise of stock options	719	11	813	608
Borrowings under line of credit agreement	20,000	—	20,000	—
Repurchase of common stock	—	(173)	—	(1,617)

Net cash provided by (used in) financing activities	20,741	(2,121)	20,830	(3,742)
Effect of exchange rate changes on cash	117	(119)	34	(338)

Net (decrease) increase in cash	(7,122)	(15,746)	12,290	31,773
Cash and cash equivalents at beginning of period	124,562	129,841	105,150	82,322

Cash and cash equivalents at end of period	$117,440	$114,095	$117,440	$114,095

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Multi-Fineline Electronix, Inc.

Selected Non-GAAP Financial Measures and Schedule Reconciling Selected Non-GAAP Financial Measures to Comparable GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2014	2013	2014	2013
GAAP net loss	$(28,760)	$(31,529)	$(90,455)	$(47,060)
Stock-based compensation expense	972	10,461	2,547	13,009
Impairment and restructuring	8,361	7,537	33,159	7,537
Valuation allowance related to restructuring	—	—	5,001	—
Income tax effect of non-GAAP adjustments	(1,293)	(4,926)	(4,028)	(5,752)

Non-GAAP net loss	$(20,720)	$(18,457)	$(53,776)	$(32,266)

GAAP diluted loss per share	$(1.19)	$(1.32)	$(3.75)	$(1.97)
Effect of stock-based compensation, net of tax on diluted loss per share	0.04	0.29	0.09	0.36
Effect of impairment and restructuring, net of tax on diluted loss per share	0.29	0.26	1.22	0.26
Effect of valuation allowance related to restructuring on diluted loss per share	—	—	0.21	—

Non-GAAP diluted loss per share	$(0.86)	$(0.77)	$(2.23)	$(1.35)

Weighted-average diluted shares used in calculating non-GAAP diluted loss per share	24,145	23,948	24,106	23,847

Use of Non-GAAP Financial Information

To supplement the condensed consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP financial measures (non-GAAP net loss and non-GAAP diluted net loss per share) that exclude certain charges and gains. Management excludes these items because it believes that the non-GAAP measures enhance an investor’s overall understanding of the Company’s financial performance and future prospects by being more reflective of the Company’s recurring operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies’ financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP net loss and diluted net loss per share in calculating these non-GAAP financial measures are as follows: (a) stock-based compensation expense; (b) impairment and restructuring activities; and (c) valuation allowance related to restructuring activities.

Multi-Fineline Electronix, Inc.

Product Mix

	Three Months Ended June 30,
	2014	2013
Smartphones	65%	78%
Tablets	17%	13%
Consumer Electronics	6%	8%

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